Exhibit 99.1
Investor Fact Sheet

Overview

Common stock ticker	JNPC.ob
Price as of 9/2/08	$0.30
52-Week Range	$0.30-2.15
Shares Outstanding	5.6 million
Market Capitalization	$1.7 million

W Warrants	JNPCW.ob
Z Warrants	JNPCZ.ob
Juniper Content Corporation is a media and entertainment company focused on branded content services in high growth markets operating across multiple distribution channels. The Company owns and operates ¡Sorpresa!, the nation’s first, fastest growing, and only 24/7 Hispanic children’s television network and digital community.

Investment Summary
▪	¡Sorpresa! is dedicated to becoming “the” brand for Hispanic kids and their families in this fast growing market
▪	¡Sorpresa! is the first and only 24/7 Hispanic children’s television network broadcast exclusively in Spanish, serving more than 1,130,000 subscribers in 22 of the top 25 Hispanic television markets
▪	SorpresaTV.com is well positioned to become a leading online destination, connecting to Hispanic youth and their parents
▪	An independent appraisal completed during Q4 2007 valued the net tangible and intangible assets acquired in the Firestone Merger on January 19, 2007 at approximately $16 million
▪	Accomplished management team and Board with multi-platform and Hispanic media experience

Current Operations
▪	Media and entertainment company focused on the high-growth Hispanic youth market
▪	¡Sorpresa!, the first in-language children’s television network and digital community for Hispanic youth, was established in 2003
▪	Three discrete revenue streams:

	▪ ▪ ▪	¡Sorpresa! Network Network Operations Production Services

▪	Platform for launching other digital channels

Hispanic Market Facts
▪	Fastest growing US segment[1]
▪	45.5 million residents, 15.1% of population

▪	1 in 4 are under 14 years of age
▪	In-language advertising outpacing US average[2]
▪	Hispanic buying power growing 8.6% per year[3]

▪	Hispanic advertising market is projected to grow 4.4% in 2008 compared to 0.6% growth for the general market[2]
▪	Spanish-language Advertising Underrepresented
▪	Hispanics under-indexed today: just 3.3% of ad dollars spent on 14.7% of population[1,4]

[1]	U.S. Census July 2007 (May 2008 release)

[2]	Advertising Age’s Hispanic Fact Pack Report, 2008

[3]	Hispanic Telligence, 2008

[4]	AdWeek 2007

What Makes ¡Sorpresa! Special – Ideal Vehicle for Advertisers
▪	The only 24/7 Spanish-language network and digital community dedicated to Hispanic kids and their parents
▪	Appeals to 2 to 17 year-olds, with specific content targeting pre-schoolers, kids, and teens

▪	Premium, original and licensed culturally-relevant live action and animated programming 24/7

▪	In-culture, in-language experience connects kids to their Hispanic heritage, including specials and holiday programming
▪	¡Sorpresa! has more than 1.130 million cable television subscribers in 22 of top 25 Hispanic television markets
▪	Affiliation agreements with top cable MSOs and other providers, including and
▪	Programming is available on VOD basis through Time Warner and Comcast and through which provides mobile Spanish language video services to and

¡Sorpresa! Subscriber Progression
Recent Announcements
▪	Premiered the popular live-action Chilean teen TV series Karku, the first kids program produced in Latin America that follows a telenovela format
▪	Launched vWorld Corporation Ltd.’s Club Time Machine, securing exclusive US Spanish-language rights to this 2.5D virtual world as well as non-exclusive English-language distribution rights
▪	¡Sorpresa! launched on Comcast’s Hispanic digital tier in Santa Maria, California
▪	Appointed Jon C. Dubin, a 20-year Hispanic marketplace advertising veteran, as Vice President of Advertising Sales

SorpresaTV.com – Revenue Generator and Platform for Brand Extension
▪	A site where Hispanic kids and their parents can be entertained and educated through activities that speak to their cultural background – a compelling experience that is very competitive with other online venues vying for Hispanic kids’ attention
▪	Currently targets Hispanic kids ages 6-11 – expanding to include preschoolers and their parents
▪	Features ¡Sorpresa! Network content, games, and user generated content, and is a gateway to one of the only Spanish-language virtual worlds, Club Time Machine
▪	Content relates to culturally relevant areas of interest such as Major League Soccer. ¡Sorpresa! has teamed up with MLS for an innovative youth soccer campaign that promotes active and healthy lifestyles. The youth soccer initiative combines local grassroots outreach, interactive online, and TV programming elements – culminating in the MLS Cup in November
▪	Online development allows user base expansion, growth in advertising relationships and additional revenue generation
Key Financial Results and Metrics

	Three Months Ended June 30*,
	2008	2007
Revenue	$594,004	$583,755
Net loss	$(2,591,239)	$(1,038,138)

	Six Months Ended June 30*,
	2008	2007
Revenue	$1,171,758	$1,205,432
Net loss	$(5,047,931)	$(2,537,447)

*	For purposes of comparability, Non-GAAP combined results are shown — historical GAAP results are not comparable as Juniper Content and Firestone Communications’ merger took place on 1/19/07. For GAAP results please refer to SEC filings.

Management Team and Board of Directors

Executive	Background
Stuart B. Rekant, Chairman & CEO of Juniper Content Corp., President and CEO of ¡Sorpresa!	30 years in media/entertainment:
HBO, US News Prod, Winstar New Media

Herbert J. Roberts, SVP and CFO of Juniper Content Corp., EVP of ¡Sorpresa!	CBS, Helicon, Prudential Securities

Raymond Mason, Vice Chairman	Connemara Capital, Charter Group

John K. Billock, Director	Time Warner Cable, HBO

Steven G. Chrust, Director	Centripetal Capital, SGC Advisory

Bert A. Getz, Jr., Director	Globe Corporation, Wintrust Financial

Richard Intrator, Director	Philanthria, Paine Webber Inc.

Paul Kramer, CPA, Director	Kramer & Love, Ernst & Young

Juniper Content’s Strategy – Leverage Existing Platform for Growth
▪	Build on ¡Sorpresa!’s status in Hispanic children’s programming to secure a significant position in the expanding U.S. Hispanic media marketplace
▪	Secure DBS carriage and expand digital cable penetration

▪	Diversify brand into original programming, licensing and merchandising

▪	Make SorpresaTV.com the leading destination for Hispanic kids and their parents

▪	Expand relationships with major national advertisers
▪	Build on Juniper Content’s operations to expand branded content relationships and opportunistically acquire niche content providers that will broaden the Company’s participation in the digital media space

Investor Relations:	Public Relations:
Lippert/Heilshorn & Associates	Bob Gold and Associates
Keith Lippert, Carolyn M. Capaccio, CFA	Bob Gold
(212) 838-3777 (New York, NY)	(310) 784-1040 (Torrance, CA)